SCHEDULE 14C INFORMATION

INFORMATION STATEMENT PURSUANT TO SECTION 14(C) OF THE SECURITIES EXCHANGE ACT OF 1934

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JNL Series Trust
(Name of Registrant As Specified In Its Charter)

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1

1 Corporate Way
Lansing, MI 48951
517/381-5500

Dear Variable Annuity and Variable Life Contract Owners:

Although you are not a shareholder of JNL Series Trust (the “Trust”), your purchase payments and the earnings on such purchase payments under your variable contracts (“Variable Contracts”) issued by Jackson National Life Insurance Company (“Jackson”) or Jackson National Life Insurance Company of New York (“Jackson NY”) are invested in sub-accounts of separate accounts established by Jackson or Jackson NY that, in turn, are invested in shares of one or more of the series of the Trust. References to shareholders in the enclosed information statement for the Trust (the “Information Statement”) may be read to include you as an owner of a Variable Contract.

Wellington Management Company LLP (“Wellington”) currently sub-advises one of the portfolio strategies (the “Wellington Strategy”) for the JNL Multi-Manager Emerging Markets Equity Fund (the “Fund”), a series of the Trust. On February 28-29, 2024, the Board of Trustees (the “Board”) of the Trust voted to replace Wellington with GQG Partners LLC (“GQG”) as sub-adviser for the Wellington Strategy of the Fund, effective April 29, 2024. Enclosed please find the Trust’s Information Statement regarding this sub-adviser change for the Wellington Strategy (which will subsequently be renamed the “GQG Strategy” and will use GQG’s investment process and strategy) of the Fund.

The Information Statement is furnished to shareholders of the Fund on behalf of the Board of the Trust, a Massachusetts business trust, located at 1 Corporate Way, Lansing, Michigan 48951.

PLEASE NOTE THAT WE ARE NOT ASKING YOU FOR VOTING INSTRUCTIONS, AND YOU ARE REQUESTED NOT TO SEND US VOTING INSTRUCTIONS.

If you have any questions regarding any of the changes described in the Information Statement, please call one of the following numbers on any business day: 1-800-644-4565 (Jackson Service Center) or 1-800-599-5651 (Jackson NY Service Center), write to JNL Series Trust, P.O. Box 30314, Lansing, Michigan 48909-7814, or visit: www.jackson.com.

Sincerely,

Mark D. Nerud
President, Chief Executive Officer, and Trustee
JNL Series Trust

NOTICE OF INTERNET AVAILABILITY OF INFORMATION STATEMENT

April 8, 2024

This communication presents only an overview of the full Information Statement that is available to you on the internet relating to the JNL Multi-Manager Emerging Markets Equity Fund (the “Fund”), a series of JNL Series Trust (the “Trust”). We encourage you to access and review all of the important information contained in the Information Statement.

The following material is available for review:

JNL Multi-Manager Emerging Markets Equity Fund Information Statement

The Information Statement details a recent sub-adviser change relating to the Fund. Specifically, the Board of Trustees of the Trust (the “Board”) approved the appointment of GQG Partners LLC to replace Wellington Management Company LLP as sub-adviser to a strategy of the Fund. This change will be effective on April 29, 2024. The Trust has received an exemptive order (the “Manager of Managers Order”) from the U.S. Securities and Exchange Commission (“SEC”) that allows certain sub-adviser changes to be made without shareholder approval. The Manager of Managers Order instead requires that an Information Statement be sent to you. In lieu of physical delivery of the Information Statement, the Information Statement is available to you online.

All contract owners as of April 1, 2024, will receive this Notice. This Notice will be sent to contract owners on or about April 12, 2024. The full Information Statement will be available to view and print on the Trust’s website at https://www.jackson.com/information-statements/jnl-mm-emgmktsequity-infostmt.html until July 8, 2024. A paper or email copy of the full Information Statement may be obtained, without charge, by contacting the Trust at 1-800-644-4565 (Jackson Service Center) or 1-800-599-5651 (Jackson NY Service Center), or by writing to JNL Series Trust, P.O. Box 30314, Lansing, Michigan 48909-7814, or by visiting: www.jackson.com.

If you want to receive a paper or email copy of the above listed document, you must request one. There is no charge to you for requesting a copy.

3

JNL Series Trust

JNL Multi-Manager Emerging Markets Equity Fund

WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

I.	Introduction

JNL Series Trust (the “Trust”), a Massachusetts business trust, is an open-end investment company, commonly known as a mutual fund, registered under the Investment Company Act of 1940, as amended (“1940 Act”). The Trust currently offers shares in 130 series (the “Funds”).

As investment adviser to the Funds, Jackson National Asset Management, LLC (“JNAM” or “Adviser”) selects, contracts with and compensates investment sub-advisers (the “Sub-Advisers”) to manage the investment and reinvestment of the assets of most of the Funds. While the Sub-Advisers are primarily responsible for the day-to-day portfolio management of the Funds, JNAM monitors the compliance of the Sub-Advisers with the investment objectives and related policies of those Funds and reviews the performance of the Sub-Advisers and reports on such performance to the Board of Trustees of the Trust (the “Board”). Jackson National Life Distributors LLC (“JNLD”), an affiliate of the Trust and of the Adviser, is the principal underwriter for the Trust. JNAM is an indirect, wholly owned subsidiary of Jackson Financial Inc. (“Jackson”), a leading provider of retirement products for industry professionals and their clients. Jackson and its affiliates offer variable, fixed and fixed index annuities designed for tax-efficient growth and distribution of retirement income for retail customers, as well as products for institutional investors.

On February 28-29, 2024, the Board, including the Trustees who are not “interested persons” as defined by the 1940 Act (the “Independent Trustees”), of the JNL Multi-Manager Emerging Markets Equity Fund (the “Fund”) voted to replace Wellington Management Company LLP (“Wellington”) with GQG Partners LLC (“GQG”) as the Sub-Adviser to the Wellington Strategy of the Fund (“Wellington Strategy”) and to approve an amendment to the Sub-Advisory Agreement between JNAM and GQG (the “GQG Sub-Advisory Agreement”) appointing GQG as the Sub-Adviser for the Wellington Strategy (which will subsequently be renamed the “GQG Strategy”) of the Fund (the “GQG Amendment”).

The purpose of this information statement (the “Information Statement”) is to provide you with information about the GQG Amendment and about GQG’s appointment as the Sub-Adviser to the GQG Strategy of the Fund, effective April 29, 2024. The Fund is currently managed by several unaffiliated Sub-Advisers; Wellington is one of those Sub-Advisers and provides day-to-day management for the Wellington Strategy of the Fund. On April 29, 2024, GQG will replace Wellington as the Sub-Adviser for the Wellington Strategy, which will be renamed the GQG Strategy, and GQG will begin providing the day-to-day management for the GQG Strategy of the Fund and will use GQG’s investment process and strategy. There are no changes to the sub-advisory arrangements with the other Sub-Advisers for the Fund as a result of the appointment of GQG as a Sub-Adviser to the Fund.

This Information Statement is provided in lieu of a proxy statement pursuant to the terms of an exemptive order (the “Order”) that the Trust and its Adviser received from the U.S. Securities and Exchange Commission (the “SEC”). The Order permits JNAM to enter into sub-advisory agreements appointing Sub-Advisers that are not affiliates of the Adviser (other than by reason of serving as a Sub-Adviser to a Fund) without approval by the shareholders of the relevant Fund. The Adviser, therefore, is able to change unaffiliated Sub-Advisers from time to time, subject to Board approval, without the expense and delays associated with obtaining shareholder approval. However, a condition of this Order is that notice and certain information be sent to shareholders informing them of changes in Sub-Advisers.

GQG, a Delaware limited liability company, is located at 450 East Las Olas Boulevard, Suite 750, Fort Lauderdale, Florida 33301.

This Information Statement is being provided to contract owners of record for the Fund as of April 1, 2024. It will be mailed on or about April 12, 2024.

II.	Changes to Principal Investment Strategies

Neither the Fund’s name nor its investment objective will change as a result of the change in Sub-Adviser from Wellington to GQG. As a result of the change in Sub-Adviser, the principal investment strategy for the Fund, and, in particular, the GQG Strategy, will be as follows:

Principal Investment Strategies. The Fund seeks to achieve its investment objective by investing, under normal circumstances, at least 80% of its assets (net assets plus the amount of any borrowings made for investment purposes) in the equity securities of emerging markets companies.

The Fund considers a company to be in an emerging country or market if the company has been organized under the laws of, has its principal offices in, or has its securities principally traded in, the emerging country or market, or if the company derives at least 50% of its revenues, net profits or incremental revenue growth (typically over the past five years) from, or has at least 50% of assets or production capacities in, the emerging country or market.

Emerging market countries include, but are not limited to all countries represented by the Morningstar® Emerging Markets IndexSM (the “Index”). The Index includes, but is not limited to, the following countries: Brazil, Chile, China, Colombia, Czech Republic, Egypt, Greece, Hungary, India, Indonesia, Kuwait, Malaysia, Mexico, Peru, Philippines, Qatar, Saudi Arabia, South Africa, South Korea, Taiwan, Thailand, Turkey, and United Arab Emirates. Other countries that are not represented by the Index may also be considered emerging if they are not defined as developed by Morningstar. Emerging markets may also be countries with low to middle income economies as classified by the World Bank.

The Fund generally invests in securities of companies located in different regions and in at least three different countries. The Fund may concentrate, or invest a significant portion of its assets, in the securities of companies in one or a few countries or regions. The Fund may make significant investments in certain sectors or group of sectors within a particular industry or industries from time to time and intends to concentrate its investments in the banking industry.

The Fund may also invest in A Shares of companies based in the People’s Republic of China (“China”) that trade on the Shanghai Stock Exchange and the Shenzhen Stock Exchange through the Shanghai – Hong Kong and Shenzhen – Hong Kong Stock Connect programs (“Stock Connect”). Stock Connect is a mutual stock market access program designed to, among other things, enable foreign investments in China.

The Fund may invest in participatory notes (“P-Notes”).

The Fund has flexibility in the relative weighting of each asset class and expects to vary the percentages of assets invested in each asset class from time to time. JNAM’s allocations to the underlying Sub-Advisers will be a function of a variety of factors including each underlying strategy’s expected returns, volatility, correlation, and contribution to the Fund’s overall risk profile.

Unaffiliated investment managers (“Sub-Advisers”) generally provide day to day management for a portion of the Fund’s assets (each portion is sometimes referred to as a “sleeve”). Each Sub-Adviser may use different investment strategies in managing Fund assets, acts independently from the others, and uses its own methodology for selecting investments. Jackson National Asset Management, LLC (“JNAM” or “Adviser”) is responsible for identifying and retaining the Sub-Advisers for the selected strategies and for monitoring the services provided by the Sub-Advisers. JNAM provides qualitative and quantitative supervision as part of its process for selecting and monitoring the Sub-Advisers. JNAM is also responsible for selecting the Fund’s investment strategies and for determining the amount of Fund assets to allocate to each Sub-Adviser. Based on JNAM’s ongoing evaluation of the Sub-Advisers, JNAM may adjust allocations among Sub-Advisers.

JNAM also may choose to allocate the Fund’s assets to additional Sub-Advisers in the future. There is no assurance that any or all of the strategies discussed in this prospectus will be used by JNAM or the Sub-Advisers.

JNAM may also manage Fund assets directly to seek to enhance returns, or to hedge and to manage the Fund’s cash and short-term instruments.

Below are the principal investment strategies for each Sub-Adviser's strategy, but the Sub-Advisers may also implement other investment strategies in keeping with their respective strategy's objective.

T. Rowe Price Strategy

T. Rowe Price Associates, Inc. and T. Rowe Price Hong Kong Limited (collectively, "T. Rowe Price") constructs the T. Rowe Price Strategy by investing in stocks issued by companies in emerging markets. T. Rowe Price may invest in companies of any size but generally seeks stocks of mid or larger companies that T. Rowe Price believes are undervalued.

WCM Strategy

WCM Investment Management, LLC (“WCM”) constructs the WCM Strategy by investing in equity securities of non-U.S. domiciled companies or depositary receipts of non-U.S. domiciled companies located in emerging market countries. WCM’s investments in equity securities may include common stocks, common stock that is offered in initial public offerings (“IPOs”), and depositary receipts. The WCM Strategy’s investments in depositary receipts may include American, European, Canadian and Global Depositary Receipts (“ADRs”, “EDRs”, “CDRs”, and “GDRs”, respectively). ADRs are receipts that represent interests in foreign securities held on deposit by U.S. banks. EDRs and GDRs have the same qualities as ADRs, except that they may be traded in several international trading markets.

Kayne Anderson Rudnick Strategy

Kayne Anderson Rudnick Investment Management, LLC (“KAR”) constructs the KAR Strategy by investing in equity or equity-linked securities of companies located in emerging markets countries. KAR invests in a select group of companies believed by KAR to be undervalued relative to their future market growth potential. The investment strategy emphasizes companies that KAR believes to have a sustainable competitive advantage, strong management, and low financial risk and to be able to grow over market cycles.

KAR intends to diversify its investments among countries and normally to have represented in the portfolio business activities of a number of different countries. Equity securities in which KAR invests include common stocks, preferred stocks and ADRs/GDRs. KAR does not use allocation models to restrict investments to certain regions, countries, or industries.

GQG Strategy

GQG Partners LLC (“GQG”) constructs the GQG Strategy by investing in equity securities of emerging market companies. The equity securities in which the GQG Strategy invests are primarily publicly traded common stocks. Equity securities may also include depositary receipts (including ADRs, EDRs and GDRs), which are certificates typically issued by a bank or trust company that represent ownership interests in securities of non-U.S. companies, and P-Notes, which are derivative instruments designed to replicate equity exposure in certain foreign markets where direct investment is either impossible or difficult due to local investment restrictions. The GQG Strategy may invest in IPOs and securities of companies with any market capitalization. Certain instruments in which the GQG Strategy invests may be illiquid or thinly-traded securities. The GQG Strategy may invest in exchange traded funds (“ETFs”), including commodity ETFs that provide exposure to or invest in gold.

III.	Sub-Advisory Agreement with GQG Partners LLC

Wellington is the current Sub-Adviser to the Wellington Strategy of the Fund, pursuant to an Amended and Restated Sub-Advisory Agreement, between JNAM and Wellington, effective September 1, 2022, as amended, which was most recently approved by the Board at a meeting held on August 29-31, 2023.

On February 28-29, 2024, the Board, including the Independent Trustees, voted to replace Wellington with GQG as Sub-Adviser to the Wellington Strategy of the Fund and approved the GQG Amendment. Pursuant to the Order, shareholder approval is not required for the GQG Amendment because GQG is not affiliated with JNAM.

The GQG Sub-Advisory Agreement provides that it will remain in effect for its initial term, and thereafter only so long as the continuance is approved at least annually by September 30th by the Board or by vote of a majority of the outstanding voting securities of each Fund, and either event approved also by a majority of the Independent Trustees cast in person at a meeting called for the purpose of voting on such approval. The GQG Sub-Advisory Agreement may be terminated at any time, without the payment of any penalty, by the Board, including a majority of the Independent Trustees, or by the vote of a majority of the outstanding voting securities of each Fund, on sixty (60) days’ written notice to JNAM and GQG, or by JNAM with the consent of the Board (including a majority of the Independent Trustees) or by GQG on sixty (60) days’ written notice to the Trust and the other party. The GQG Sub-Advisory Agreement also terminates automatically in the event of its assignment or the assignment or termination of the Amended & Restated Investment Advisory and Management Agreement between JNAM and the Trust, as amended, effective September 13, 2021. The GQG Sub-Advisory Agreement will also terminate upon written notice of a material breach of the GQG Sub-Advisory Agreement, if the breaching party fails to cure the material breach to the reasonable satisfaction of the party alleging the breach within thirty (30) days after written notice.

The GQG Sub-Advisory Agreement generally provides that GQG, its managers, principals, directors, affiliates, agents, officers, members or employees will not be liable to JNAM or the Trust for any error of judgment or mistake of law or for any loss suffered by the Fund in connection with the performance of GQG’s duties, except for a loss resulting from willful misconduct, bad faith, reckless disregard, or gross negligence in the performance of its duties or obligations under the GQG Sub-Advisory Agreement, or any untrue statement of a material fact, or omission, in materials pertaining to the Fund. There are no material changes to the GQG Sub-Advisory Agreement resulting from this Sub-Adviser appointment.

The change in Sub-Adviser will not increase the management fees to be paid by the Fund. The Fund currently pays JNAM an advisory fee equal to a percentage of its average daily net assets based on the following schedule:

JNL Multi-Manager Emerging Markets Equity Fund
Advisory Fee Rates Before And After the Change of Control
Net Assets	Rate
$0 to $250 million	0.800%
$250 million to $3 billion	0.750%
$3 billion to $5 billion	0.740%
Over $5 billion	0.730%

JNAM is responsible for paying all Sub-Advisers out of its own resources. Under the GQG Amendment, the sub-advisory fee to be paid by the Adviser to GQG for managing the GQG Strategy is different than the sub-advisory fee that was paid to Wellington for managing the Wellington Strategy. Wellington was paid a sub-advisory fee equal to a percentage of the Wellington Strategy of the Fund’s average daily net assets based on the below schedule:

JNL Multi-Manager Emerging Markets Equity Fund*
Sub-Advisory Rate Before the Change in Sub-Adviser
Average Daily Net Assets	Annual Rate
$0 to $250 million	0.450%
Amounts over $250 million	0.425%

* for the portion of average daily net assets managed by Wellington

Under the GQG Amendment, GQG will be paid a sub-advisory fee equal to a percentage of the GQG Strategy of the Fund’s average daily net assets based on the below schedule:

JNL Multi-Manager Emerging Markets Equity Fund*
Sub-Advisory Rate After the Change in Sub-Adviser
Average Daily Net Assets	Annual Rate**
$0 to $500 million	0.65%
$500 million to $800 million	0.60%
Over $800 million	0.55%

* For the portion of average daily net assets managed by GQG

** The assets of the JNL Multi-Manager Emerging Markets Equity Fund (for the portion of Average Daily Net Assets managed by GQG) and the JNL/GQG Emerging Markets Equity Fund are aggregated for purposes of calculating the sub-advisory fee.

The following table sets forth the aggregate amount of management fees paid by the Fund to the Adviser for the year ended December 31, 2023. The pro forma aggregate amount of management fees paid to the Adviser would have been the same had the change of Sub-Adviser occurred during the applicable period.

Fund	Actual Fees
JNL Multi-Manager Emerging Markets Equity Fund	$7,069,202

For the year ended December 31, 2023, JNAM paid Wellington $829,054 in sub-advisory fees for its services to the Wellington Strategy of the Fund. The pro forma sub-advisory fees would have been higher than the fees paid to Wellington, assuming the GQG Amendment was in place for the applicable period.

IV.	Description of GQG Partners LLC

GQG is a Delaware limited liability company founded in 2016. GQG is an SEC registered investment adviser located at 450 East Las Olas Boulevard, Suite 750, Fort Lauderdale, Florida 33301. GQG provides investment management services for institutions, mutual funds and other investors using emerging markets, global, international and US equity investment strategies. As of December 31, 2023, GQG had approximately $121 billion in assets under advisement.

Executive/Principal Officers and Directors of GQG located at 450 East Las Olas Boulevard, Suite 750, Fort Lauderdale, Florida 33301:

Names	Title
Rajiv Jain	Chairman and Chief Investment Officer
Timothy Jacob Carver	Chief Executive Officer
Frederick Harrison Sherley	General Counsel
Salvatore DiGangi	Global Chief Compliance Officer
Melodie Brasher Zakaluk	Chief Financial Officer
Charles Robert Falck	Chief Operating Officer
GQG Partners Inc.	Member

GQG is a wholly owned subsidiary of GQG Partners Inc., a Delaware corporation that is listed on the Australian Securities Exchange. The majority owner of GQG Partners Inc. is QVFT, LLC, which is controlled by Rajiv Jain, GQG’s Chairman and Chief Investment Officer.

As the Sub-Adviser to the GQG Strategy of the Fund, GQG will provide the GQG Strategy of the Fund with investment research, advice and supervision, and manage the GQG Strategy’s portfolio consistent with the Fund’s investment objective and policies, including the purchase, retention, and disposition of securities, as set forth in the Fund’s current Prospectus. The principal risks of investing in the Fund will also be listed in the Fund’s Prospectus under the heading “Principal Risks of Investing in the Fund.”

As of [April 1, 2024], no Trustees or officers of the Trust were officers, employees, directors, general partners, or shareholders of GQG, and no Trustees or officers of the Trust owned securities or had any other material direct or indirect interest in GQG or any other entity controlling, controlled by, or under common control with GQG. In addition, no Trustee has had any material interest, direct or indirect, in any material transactions since January 1, 2023, the beginning of the Trust’s most recently completed fiscal year, or in any material proposed transactions, to which GQG, any parent or subsidiary of GQG, or any subsidiary of the parent of such entities was or is to be a party.

JNL Multi-Manager Emerging Markets Equity Fund (GQG Strategy)

GQG’s Portfolio Managers responsible for the day-to-day management of the GQG Strategy of the Fund under normal circumstances are Rajiv Jain, Brian Kersmanc, and Sudarshan Murthy, with Siddharth Jain providing support for all aspects of security selection, portfolio construction and risk management with respect to the Fund as a Deputy Portfolio Manager. Investment decisions are typically made collaboratively by the Portfolio Managers, although, as Chief Investment Officer, Rajiv Jain has the right to act unilaterally on any investment decision-making.

Rajiv Jain – Chairman and Chief Investment Officer

Rajiv Jain, Chairman and Chief Investment Officer of GQG, serves as the Portfolio Manager of the Fund and joined GQG in 2016.

Brian Kersmanc – Senior Investment Analyst and Portfolio Manager

Brian Kersmanc, Senior Investment Analyst of GQG, serves as a Portfolio Manager of the Fund and joined GQG in 2016.

Sudarshan Murthy, CFA – Senior Investment Analyst and Co-Portfolio Manager

Sudarshan Murthy, CFA, Senior Investment Analyst of GQG, serves as a Portfolio Manager of the Fund and joined GQG in 2016.

Siddharth Jain – Investment Analyst and Deputy Portfolio Manager

Siddharth Jain, Investment Analyst of GQG, serves as a Deputy Portfolio Manager of the Fund and join GQG in 2021.

There are no changes to the portfolio managers for the other Sub-Advisers of the Fund.

V.	Other Investment Companies Advised by GQG Partners LLC

The following table sets forth the size and rate of compensation for other funds advised by GQG having similar investment objectives and policies as those of the Fund.

Similar Mandate	Assets Under Advisement as of December 31, 2023	Rate of Compensation
Fund I	$857 million	$0 to $500 million: 0.65% $500 million to $800 million: 0.60% Over $800 million: 0.55%
Fund II	$16.8 billion	90 bps

VI.	Evaluation by the Board of Trustees

The Board oversees the management of the Fund and, as required by law, determines annually whether to approve the Fund’s sub-advisory agreement. At a meeting on February 28-29, 2024, the Board, including all of the Independent Trustees, considered information relating to the appointment of GQG to replace Wellington as a Sub-Adviser to the Fund and the GQG Amendment.

In advance of the meeting, independent legal counsel for the Independent Trustees requested that certain information be provided to the Board relating to the GQG Amendment. The Board received, and had the opportunity to review, this and other materials, ask questions, and request further information in connection with its consideration of the GQG Amendment. With respect to its approval of the GQG Amendment, the Board noted that the GQG Sub-Advisory Agreement was with a Sub-Adviser that already provides services to existing Funds in the Trust. Thus, the Board also considered relevant information provided at previous Board meetings. At the conclusion of the Board’s discussions, the Board approved the GQG Amendment.

In reviewing the GQG Amendment and considering the information, the Board was advised by independent legal counsel. The Board considered the factors it deemed relevant and the information provided by GQG and the Adviser for the February meeting and for previous meetings, as applicable, including: (1) the nature, quality, and extent of the services to be provided, (2) the investment performance of the Fund, (3) cost of services of the Fund, (4) profitability data, (5) whether economies of scale may be realized and shared, in some measure, with investors as the Fund grows, and (6) other benefits that may accrue to GQG through its relationship with the Trust. In its deliberations, the Board, in exercising its business judgment, did not identify any single factor that alone was responsible for the Board’s decision to approve the GQG Amendment. Certain of the factors considered in the Board's deliberations are described below, although individual Trustees may have evaluated the information presented differently from one another, attributing different weights to various factors.

Before approving the GQG Amendment, the Independent Trustees met in executive session with their independent legal counsel to consider the materials provided by JNAM and GQG and to consider the terms of the GQG Amendment. Based on its evaluation of those materials and the information the Board received throughout the year at its regular meetings, the Board, including the interested and Independent Trustees, concluded that the GQG Amendment is in the best interests of the shareholders of the Fund. In reaching its conclusions, the Board considered numerous factors, including the following:

Nature, Quality and Extent of Services

The Board examined the nature, quality, and extent of the services provided and to be provided by GQG. The Board considered the sub-advisory services to be provided by GQG. The Board noted JNAM’s evaluation of GQG, as well as JNAM’s recommendation, based on its review of GQG, in connection with its approval of the GQG Amendment. The Board also considered the various business-related risks JNAM faces as a result of managing the Fund, including entrepreneurial, legal and litigation risks, some of which may be significant.

The Board reviewed the qualifications, backgrounds, and responsibilities of JNAM’s senior management that would be responsible for oversight of GQG, and also reviewed the qualifications, backgrounds and responsibilities of GQG’s portfolio managers who would be responsible for the day-to-day management of the GQG Strategy of the Fund. The Board reviewed information pertaining to GQG’s organizational structure, senior management, financial condition, investment operations, and other relevant information pertaining to GQG. The Board considered compliance reports about JNAM and GQG from the Trust’s Chief Compliance Officer.

Based on the foregoing, the Board concluded that the Fund is likely to benefit from the nature, extent, and quality of the services provided and to be provided by GQG under the GQG Amendment and the GQG Sub-Advisory Agreement.

Performance

The Board reviewed the performance of GQG’s investment mandates with similar investment strategies to that of the portion or sleeve of the Fund that GQG is expected to manage, the Fund’s benchmark index and the Fund’s peer group returns. The Board concluded that it would be in the best interests of the Fund and its shareholders to approve the GQG Amendment.

Costs of Services

The Board reviewed the fee to be paid by JNAM to GQG. The Board noted that the Fund’s sub-advisory fee would be paid by JNAM (not the Fund) and, therefore, would be neither a direct shareholder expense nor a direct influence on the Fund’s total expense ratio.

The Board considered that the proposed sub-advisory fee is higher than the current sub-advisory fee and the peer group average. The Board noted that the Fund’s advisory fee is lower than the peer group average and is not proposed to change. The Board also noted that the total expense ratio is lower than the peer group average and is not proposed to change. The Board concluded that the advisory and sub-advisory fees are in the best interests of the Fund and its shareholders in light of the services to be provided.

Profitability

The Board considered information concerning the costs to be incurred and profits expected to be realized by JNAM and each Sub-Adviser. The Board determined that profits expected to be realized by JNAM and each existing Sub-Adviser were not unreasonable.

Economies of Scale

The Board considered whether the Fund’s proposed fees reflect the potential for economies of scale for the benefit of Fund shareholders. Based on information provided by JNAM and GQG, the Board noted that the Fund’s advisory and sub-advisory fees contain breakpoints that decrease the fee rate as assets increase. The Board concluded that the Funds’ fee schedules in some measure share economies of scale with shareholders.

Other Benefits to JNAM and GQG

In evaluating the benefits that may accrue to GQG through its relationship with the Fund, the Board noted that GQG may receive indirect benefits in the form of soft-dollar arrangements for portfolio securities trades placed with the Fund’s assets and may also develop additional investment advisory business with JNAM, the Trust or other clients of GQG as a result of its relationship with the Fund.

In light of all the facts noted above, the Board concluded that it would be in the best interests of the Fund and its shareholders to approve the GQG Amendment.

VII.       Additional Information

Ownership of The Fund

As of [April 1, 2024], there were issued and outstanding the following number of shares for the Fund:

Fund	Shares Outstanding
JNL Multi-Manager Emerging Market Equity Fund (Class A)	[to be provided]
JNL Multi-Manager Emerging Market Equity Fund (Class I)	[to be provided]

As of [April 1, 2024], the officers and Trustees of the Trust, as a group, owned less than 1% of the then outstanding shares of the Fund.

Because the shares of the Fund are sold only to Jackson, Jackson National Life Insurance Company of New York (“Jackson NY”), certain affiliated funds organized as fund-of-funds, and certain qualified retirement plans, Jackson, through its separate accounts, which hold shares of the Fund as funding vehicles for Variable Contracts, is the owner of record of substantially all of the shares of the Fund.

As of [April 1, 2024], no persons beneficially owned more than 5% of the shares of the Fund.

Persons who own Variable Contracts may be deemed to have an indirect beneficial interest in the Fund shares owned by the relevant separate accounts. As noted above, Variable Contract owners have the right to give instructions to the insurance company shareholders as to how to vote the Fund shares attributable to their Variable Contracts. To the knowledge of management of the Trust, as of [April 1, 2024], no persons have been deemed to have an indirect beneficial interest totaling more than 25% of the voting securities of the Fund.

Brokerage Commissions and Fund Transactions

During the fiscal year ended December 31, 2023, the Fund paid no commissions to an affiliated broker.

During the fiscal year ended December 31, 2023, the Fund paid $1,381,465 in administration fees and $1,871,012 in 12b-1 fees to the Adviser and/or its affiliated persons. These services have continued to be provided since the GQG Amendment was approved.

VIII.	Other Matters

The Trust will furnish, without charge, a copy of the Trust’s annual report for the fiscal year ended December 31, 2023, or a copy of the Trust’s prospectus and statement of additional information to any shareholder upon request. To obtain a copy, please call 1-800-644-4565 (Jackson Service Center) or 1-800-599-5651 (Jackson NY Service Center), write to the JNL Series Trust, P.O. Box 30314, Lansing, Michigan 48909-7814, or visit www.jackson.com.

JNAM, located at 1 Corporate Way, Lansing, Michigan 48951, serves as the investment adviser to the Trust and provides the Fund with professional investment supervision and management. JNAM is registered with the SEC under the 1940 Act, as amended. JNAM is an indirect, wholly owned subsidiary of Jackson, a leading provider of retirement products for industry professionals and their clients. Jackson and its affiliates offer variable, fixed and fixed index annuities designed for tax-efficient growth and distribution of retirement income for retail customers, as well as products for institutional investors. Jackson is also the ultimate parent of PPM America, Inc. JNAM also serves as the Trust’s administrator. JNLD, an affiliate of the Trust and the Adviser, is principal underwriter for the Trust and an indirect, wholly owned subsidiary of Jackson. JNLD is located at 300 Innovation Drive, Franklin, Tennessee 37067.

The Trust is not required to hold annual meetings of shareholders, and, therefore, it cannot be determined when the next meeting of shareholders will be held. Shareholder proposals to be presented at any future meeting of shareholders of the Trust must be received by the Trust at a reasonable time before the Trust’s solicitation of proxies for that meeting in order for such proposals to be considered for inclusion in the proxy materials related to that meeting.

The cost of the preparation, printing, and distribution of this Information Statement will be paid by JNAM.